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                                                                     Exhibit 5.1

                                BAKER & HOSTETLER
                             1900 EAST NINTH STREET
                           CLEVELAND, OHIO 44114-3485





                                December 10, 1998



Developers Diversified
  Realty Corporation
34555 Chagrin Boulevard
Moreland Hills, Ohio  44022

Gentlemen:

                  As counsel for Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), we are furnishing this opinion in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 586,930 common shares, without par value (the "Common Shares"), of the Company, with an aggregate public offering price of $11,078,309. The Common Shares are being registered pursuant to Rule 462(b) (the "462(b) Filing") under the Securities Act and is the subject of the Company's Registration Statement on Form S-3 (No. 333-37067) (the "Registration Statement") that was filed with the Securities and Exchange Commission on October 24, 1997, including the prospectus contained therein (the "Prospectus"), which is incorporated by reference into the 462(b) Filing. The Registration Statement provides that the Common Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

                  In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement, the Amended and Restated Articles of Incorporation of the Company, the Code of Regulations of the Company, as amended, and such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that when the Common Shares shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement with the blanks therein and in any related Terms Agreement appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Filing and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                               Very truly yours,




                                               /s/ Baker & Hostetler LLP